Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Andrew Carr Conway, Jr., Chief Financial Officer of Axion Power International, Inc (the “Company”), hereby certifies that:

The Company’s Form 10-QSB Quarterly Report for the quarter ended March 31, 2007/June 30, 2007/September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents the financial condition and results of operations of the Company.

/s/ Andrew Carr Conway, Jr.
Andrew Carr Conway, Jr.,
Chief Financial Officer

Dated: March 31, 2008